EXHIBIT 99.1
Spark Energy, Inc. Reports First Quarter 2015 Financial Results

HOUSTON, May 13, 2015 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (Nasdaq:SPKE), a Delaware corporation ("Spark"), today reported financial results for the quarter ended March 31, 2015.
For the first quarter of 2015, Adjusted EBITDA was $10.2 million and Retail Gross Margin was $27.9 million on revenue of $101.8 million, compared to Adjusted EBITDA of $9.3 million and Retail Gross Margin of $17.7 million for the first quarter of 2014. We invested $5.6 million in organic customer acquisition costs for the quarter ended March 31, 2015 compared to $5.2 million for the quarter ended March 31, 2014.
"We are very pleased with our first quarter results," said Nathan Kroeker, Spark Energy, Inc.'s President and Chief Executive Officer. "With expanded margins in our retail electricity and retail natural gas segments from our continued focus on maximizing customer lifetime value along with the favorable weather conditions and low commodity price environment, we were able to earn $10.2 million of Adjusted EBITDA and $27.9 million of Retail Gross Margin. On the M&A front, yesterday we announced the acquisition of Oasis Energy from an affiliate of our founder. This acquisition represents approximately 40,000 customers in six states across 19 utilities, some of which are new markets for us and provide organic growth opportunities to Spark Energy. The purchase price for the acquisition of $20.0 million reflects a valuation of approximately three times our projected Adjusted EBITDA run rate. This transaction is an excellent example of our commitment to grow our business through the framework developed with our founder. Additionally, in the first quarter we acquired approximately 30,700 natural gas customers in Northern California and saw positive results from the Connecticut power customers we acquired at the end of last year."
First Quarter 2015 Highlights

•	$10.2 million in Adjusted EBITDA and $27.9 million in Retail Gross Margin

•	Expanded margins in retail electricity and retail natural gas segments

•	Completed customer portfolio acquisition of approximately 30,700 natural gas customers

•	Strong cash flow during the quarter allowed us to reduce the working capital facility loan balance by $13.0 million

•	Invested $5.6 million in organic customer acquisitions

•	Paid fourth quarter dividend of $0.3625 per share of Class A common stock on March 16, 2015
Summary First Quarter 2015 Financial Results
For the quarter ended March 31, 2015, Spark reported Adjusted EBITDA of $10.2 million on $101.8 million of revenue compared to Adjusted EBITDA of $9.3 million for the quarter ended March 31, 2014. This increase of $0.9 million is primarily attributable to increased retail gross margin across both our electricity and natural gas segments, partially offset by increased general and administrative expenses, including increased billing and other variable costs associated with increased customer count, increased bad debt expense, and increased costs associated with being a public company.
For the quarter ended March 31, 2015, Spark reported Retail Gross Margin of $27.9 million compared to Retail Gross Margin of $17.7 million for the quarter ended March 31, 2014. This increase of $10.2 million is primarily attributable to considerably higher retail natural gas unit margins, along with increased retail electricity unit margins. Favorable weather across several of our markets in the first quarter was a key driver of these elevated unit margins, as we were able to manage our hedge position to allow us to take advantage of decreasing spot market prices.
Net income and EPS for the quarter ended March 31, 2015 were $12.9 million and $0.80, respectively. An unrealized gain on the hedge portfolio valuation of our future supply positions positively impacted net income and EPS by $2.9 million and $0.19, respectively. Net income for the quarter ended March 31, 2014 was $6.5 million and contained an unrealized loss on the hedge portfolio valuation of $(1.5) million which results in a quarter-over-quarter change in hedge portfolio valuation of $4.4 million.
Liquidity and Capital Resources

(in thousands)	March 31, 2015
Cash and cash equivalents	$5,179
Senior Credit Facility Availability (1)	37,500
Total Liquidity	$42,679
(1) Subject to Senior Credit Facility borrowing base restrictions
Conference Call and Webcast
Spark will host a conference call to discuss first quarter 2015 results on Thursday, May 14, 2015 at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 16 states and serves 46 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
Cautionary Note Regarding Forward-Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "continue," "plan," "intend," "project," or other similar words.

All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this report are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	extreme and unpredictable weather conditions,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•	federal, state and local regulation,

•	key license retention,

•	increased regulatory scrutiny and compliance costs,

•	our ability to borrow funds and access credit markets,

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	accuracy of internal billing systems,

•	ability to successfully navigate entry into new markets,

•	whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,

•	competition, and

•	other factors discussed in "Risk Factors" in our Form 10-K for the year ended December 31, 2014.
You should review the risk factors and other matters disclosed throughout our Report on Form 10-K for the year ended December 31, 2014 and the Form 10-Q for the quarter ended March 31, 2015, both of which are filed with the Securities and Exchange Commission, which could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC. CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 (in thousands) (unaudited)
	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$ 5,179	$ 4,359
Restricted cash	--	707
Accounts receivable, net of allowance for doubtful accounts of $3.2 million and $8.0 million as of March 31, 2015 and December 31, 2014, respectively	58,926	63,797
Accounts receivable—affiliates	1,025	1,231
Inventory	511	8,032
Fair value of derivative assets	57	216
Customer acquisition costs, net	13,762	12,369
Intangible assets - customer acquisitions, net	739	486
Prepaid assets	1,208	1,236
Deposits	8,128	10,569
Other current assets	2,787	2,987
Total current assets	92,322	105,989
Property and equipment, net	4,263	4,221
Customer acquisition costs	3,499	2,976
Intangible assets—customer acquisitions	1,253	1,015
Deferred tax assets	24,206	24,047
Other assets	148	149
Total Assets	$ 125,691	$ 138,397
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 31,534	$ 38,210
Accounts payable—affiliates	1,432	1,017
Accrued liabilities	7,743	7,195
Fair value of derivative liabilities	8,472	11,526
Note payable	20,000	33,000
Other current liabilities	2,541	1,868
Total current liabilities	71,722	92,816
Long-term liabilities:
Fair value of derivative liabilities	487	478
Payable pursuant to tax receivable agreement—affiliates	20,767	20,767
Other long-term liabilities	315	219
Total liabilities	93,291	114,280
Stockholders' equity:
Common Stock:
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 3,000,000 issued and outstanding at March 31, 2015 and 3,000,000 issued and outstanding at December 31, 2014	30	30
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 10,750,000 issued and outstanding at March 31, 2015 and 10,750,000 issued and outstanding at December 31, 2014	108	108
Preferred Stock:

Preferred stock, par value $0.01 per share, 20,000,000 shares authorized, zero issued and outstanding at March 31, 2015 and December 31, 2014	--	--
Additional paid-in capital	9,635	9,296
Retained earnings (deficit)	546	(775)
Total stockholders' equity	10,319	8,659
Non-controlling interest in Spark HoldCo, LLC	22,081	15,458
Total equity	32,400	24,117
Total Liabilities and Stockholders' Equity	$ 125,691	$ 138,397

SPARK ENERGY, INC. CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 2015 AND 2014 (in thousands, except per share data) (unaudited)
	Three Months Ended March 31,
	2015	2014
Revenues:
Retail revenues (including retail revenues—affiliates of $0 and $1,489 for the three months ended March 31, 2015 and 2014, respectively)	$ 99,874	$ 104,352
Net asset optimization revenues (expenses) (including asset optimization revenues—affiliates of $489 and $2,500 for the three months ended March 31, 2015 and 2014, respectively, and asset optimization revenues—affiliates cost of revenues of $3,093 and $8,089 for the three months ended March 31, 2015 and 2014, respectively)	1,929	1,624
Total Revenues	101,803	105,976
Operating Expenses:
Retail cost of revenues (including retail cost of revenues—affiliates of less than $0.1 million for both the three months ended March 31, 2015 and 2014)	69,085	88,121
General and administrative (including general and administrative expense—affiliates of $0 and $0.1 million for the three months ended March 31, 2015 and 2014, respectively)	14,704	8,113
Depreciation and amortization	4,278	2,959
Total Operating Expenses	88,067	99,193
Operating income	13,736	6,783
Other (expense)/income:
Interest expense	(381)	(313)
Interest and other income	135	70
Total other expenses	(246)	(243)
Income before income tax expense	13,490	6,540
Income tax expense	561	32
Net income	$ 12,929	$ 6,508
Less: Net income attributable to non-controlling interests	10,520	--
Net income attributable to Spark Energy, Inc. stockholders	$ 2,409	$ 6,508

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$ 0.80
Diluted	$ 0.80

Weighted average shares of Class A common stock outstanding
Basic	3,000
Diluted	3,000

SPARK ENERGY, INC. CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2015 (in thousands) (unaudited)
	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Issued Shares of Preferred Stock	Class A Common Stock	Class B Common Stock	Additional Paid In Capital	Retained Earnings (Deficit)	Total Stockholders Equity	Non-controlling Interest	Total Equity
Balance at 12/31/14:	3,000	10,750	--	$ 30	$ 108	$ 9,296	$ (775)	$ 8,659	$ 15,458	$ 24,117
Stock based compensation	--	--	--	--	--	339	--	339	--	339
Consolidated net income	--	--	--	--	--	--	2,409	2,409	10,520	12,929
Distributions paid to Class B non-controlling unit holders	--	--	--	--	--	--	--	--	(3,897)	(3,897)
Dividends paid to Class A common shareholders	--	--	--	--	--	--	(1,088)	(1,088)	--	(1,088)
Balance at 3/31/15:	3,000	10,750	--	$ 30	$ 108	$ 9,635	$ 546	$ 10,319	$ 22,081	$ 32,400

SPARK ENERGY, INC. CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014 (in thousands) (unaudited)
	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net income	$ 12,929	$ 6,508
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	4,278	2,959
Deferred income taxes	(159)	--
Stock based compensation	550	--
Amortization of deferred financing costs	50	113
Bad debt expense	2,947	565
Gain (loss) on derivatives, net	1,305	(5,460)
Current period cash settlements on derivatives, net	(4,191)	10,197
Changes in assets and liabilities:
Decrease in restricted cash	707	--
Decrease (increase) in accounts receivable	1,924	(25,257)
Decrease (increase) in accounts receivable—affiliates	207	(535)
Decrease in inventory	7,521	4,322
Increase in customer acquisition costs	(5,629)	(5,227)
Decrease (increase) in prepaid and other current assets	2,621	(1,316)
Increase in intangible assets—customer acquisitions	(676)	--
Increase in other assets	--	(31)
Increase (decrease) in accounts payable and accrued liabilities	(6,226)	18,335
Increase in accounts payable—affiliates	415	--
Increase (decrease) in other current liabilities	673	1,036
Net cash provided by operating activities	19,246	6,209
Cash flows from investing activities:
Purchases of property and equipment	(441)	(787)
Net cash used in investing activities	(441)	(787)
Cash flows from financing activities:
Borrowings on notes payable	3,000	24,500
Payments on notes payable	(16,000)	(18,000)
Member contributions (distributions), net	--	(14,356)
Payment of dividends to Class A common shareholders	(1,088)	--
Payment of distributions to Class B unitholders	(3,897)	--
Net cash used in financing activities	(17,985)	(7,856)
Decreases in cash and cash equivalents	820	(2,434)
Cash and cash equivalents—beginning of period	4,359	7,189
Cash and cash equivalents—end of period	$ 5,179	$ 4,755
Supplemental Disclosure of Cash Flow Information:
Non cash items:
Property and equipment purchase accrual	$ 19	$ --
Cash paid during the period for:
Interest	$ 366	$ 267

SPARK ENERGY, INC. OPERATING SEGMENT RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014 (in thousands, except per unit operating data) (unaudited)
	Three Months Ended March 31,
	2015	2014
Retail Natural Gas Segment
Total Revenues	$ 57,354	$ 62,528
Retail Cost of Revenues	33,466	50,622
Less: Net Asset Optimization Revenues	1,929	1,624
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	3,647	(308)
Retail Gross Margin—Gas	$ 18,312	$ 10,590
Volumes—Gas (MMBtu's)	6,564,045	6,593,580
Retail Gross Margin—Gas ($/MMBtu)	$ 2.79	$ 1.61
Retail Electricity Segment
Total Revenues	$ 44,449	$ 43,448
Retail Cost of Revenues	35,619	37,499
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(732)	(1,145)
Retail Gross Margin—Electricity	$ 9,562	$ 7,094
Volumes—Electricity (MWh's)	372,851	384,275
Retail Gross Margin—Electricity ($/MWh)	$ 25.65	$ 18.46

Adjusted EBITDA
We define "Adjusted EBITDA" as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense and (v) other non-cash operating items. EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the year in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of a company's ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed combined and consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following, among other measures:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.
Retail Gross Margin
We define retail gross margin as operating income plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business' operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income, its most directly comparable financial measure calculated and presented in accordance with GAAP.
The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income, net cash provided by operating activities, or operating income. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management's decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2 ADJUSTED EBITDA RECONCILIATIONS (in thousands) (unaudited)
	Three Months Ended March 31,
	2015	2014
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$ 12,929	$ 6,508
Depreciation and amortization	4,278	2,959
Interest expense	381	313
Income tax expense	561	32
EBITDA	18,149	9,812
Less:
Net, Gains (losses) on derivative instruments	(1,305)	5,460
Net, Cash settlements on derivative instruments	4,191	(10,197)
Customer acquisition costs	5,629	5,227
Plus:
Non-cash compensation expense	550	--
Adjusted EBITDA	$ 10,184	$ 9,322

	Three Months Ended March 31,
	2015	2014
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$ 19,246	$ 6,209
Amortization and write off of deferred financing costs	(50)	(113)
Allowance for doubtful accounts and bad debt expense	(2,947)	(565)
Interest expense	381	313
Income tax expense	561	32
Changes in operating working capital
Accounts receivable, prepaids, current assets	(4,783)	27,108
Inventory	(7,521)	(4,322)
Accounts payable and accrued liabilities	5,811	(18,335)
Other	(514)	(1,005)
Adjusted EBITDA	$ 10,184	$ 9,322

The following table presents a reconciliation of Retail Gross Margin to operating income for each of the periods indicated.

APPENDIX TABLE A-3 RETAIL GROSS MARGIN RECONCILIATION (in thousands) (unaudited)
	Three Months Ended March 31,
	2015	2014
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$ 13,736	$ 6,783
Depreciation and amortization	4,278	2,959
General and administrative	14,704	8,113
Less:
Net asset optimization revenue	1,929	1,624
Net, Gains (losses) on non-trading derivative instruments	(1,200)	11,448
Net, Cash settlements on non-trading derivative instruments	4,115	(12,901)
Retail Gross Margin	$ 27,874	$ 17,684

CONTACT: Spark Energy, Inc.
Investors:
Andy Davis, 832-200-3727
Media:
Jenn Korell, 281-833-4151